Exhibit 99.1

NASDAQ: WASH
Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: January 28, 2019
FOR IMMEDIATE RELEASE

Washington Trust Reports Record Full-Year 2018 Earnings and Reaches $5 Billion in Assets
WESTERLY, R.I., January 28, 2019 (GLOBE NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq:WASH), parent company of The Washington Trust Company, today announced fourth quarter 2018 net income of $17.0 million, or $0.98 per diluted share, compared to net income of $17.5 million, or $1.01 per diluted share, reported for the third quarter of 2018. Net income for the year ended December 31, 2018 totaled $68.4 million, or $3.93 per diluted share, compared to $45.9 million, or $2.64 per diluted share, reported for the prior year. Earnings in 2017 were reduced by a non-cash charge to write down net deferred tax assets by $6.2 million, or $0.36 per diluted share, due to the enactment of the Tax Cuts and Jobs Act, which included the reduction of the federal corporate income tax rate from 35% to 21% effective January 1, 2018.

“Washington Trust reported record full-year 2018 earnings, reached $5 billion in total assets and posted all-time high levels of total deposits and loans,” stated Edward O. Handy III, Washington Trust Chairman and Chief Executive Officer. “These achievements are testaments to our continued success in growing our key business lines and expanding our presence throughout the region.”

Selected highlights for fourth quarter and full-year 2018 include:

•	Returns on average equity and average assets for the fourth quarter were 15.61% and 1.40%, respectively. Full-year returns on average equity and average assets were at 16.20% and 1.46%, respectively.

•	Total loans were up by $124 million, or 3%, from the end of the prior quarter and up by $306 million, or 9%, from a year ago.

•	Total deposits were up by $110 million, or 3%, from the end of the preceding quarter and up by $281 million, or 9%, from a year ago.

•
In December, Washington Trust declared a quarterly dividend of 47 cents per share, representing a 4 cent per share, or 9%, increase over the preceding quarter. Full-year 2018 dividends declared amounted to $1.76 per share, representing an increase of 22 cents per share, or 14%, over last year.

Net Interest Income
Net interest income was $33.9 million for the fourth quarter of 2018, up by $429 thousand, or 1%, from the third quarter of 2018. Income associated with loan payoffs and prepayment penalties in the fourth quarter of 2018 was $144 thousand, compared to $173 thousand in the prior quarter. The net interest margin was 2.95% for the fourth quarter, down by 4 basis points from 2.99% reported in the preceding quarter. Excluding income associated with loan payoffs and prepayment penalties, the net interest margin was 2.94% for the fourth quarter, down by 4 basis points from 2.98% reported in the preceding quarter.

Washington Trust
January 28, 2019

Significant linked quarter changes included:

•
Average interest-earning assets increased by $124 million, largely due to loan growth and purchases of securities that were made in the latter portion of the fourth quarter. The yield on interest-earning assets for the fourth quarter was 4.13%, up by 10 basis points from the preceding quarter. Excluding the impact of income associated with loan payoffs and prepayment penalties, the yield on interest-earning assets was 4.11%, up by 9 basis points from the preceding quarter. The yield benefited from increased market interest rates.

•
Average interest-bearing liabilities increased by $103 million, including increases of $66 million in average in-market deposits and $37 million in average wholesale funding balances (wholesale brokered time deposits and Federal Home Loan Bank advances). The cost of interest-bearing liabilities for the fourth quarter was 1.45%, up by 17 basis points from the preceding quarter, reflecting higher rates paid on wholesale funding sources and promotional time certificates of deposit. The increase in the cost of funds also reflected competitive pricing on money market accounts and interest-bearing demand deposits.

Noninterest Income
Noninterest income totaled $15.2 million for the fourth quarter of 2018, down modestly by $52 thousand from the third quarter of 2018. Significant linked quarter changes included:

•
Wealth management revenues were $9.0 million for the fourth quarter of 2018, down by $442 thousand, or 5%, on a linked quarter basis. The decrease was concentrated in asset-based revenues. Wealth management assets under administration were $5.9 billion at December 31, 2018, down by $552 million, or 9%, from the balance at September 30, 2018. Both the decline in asset-based revenues and wealth management assets under administration were attributable to financial market declines during the quarter.

•
Mortgage banking revenues were $2.0 million for the fourth quarter of 2018, down by $646 thousand, or 25%, from the preceding quarter, largely due to a lower volume of loans sold and a lower sales yield on mortgage loans sold in the secondary market.

•
Loan related derivative income was $1.4 million for the fourth quarter of 2018, up by $1.1 million from the preceding quarter, due to a higher volume of commercial borrower loan related derivative transactions.

Noninterest Expenses
Noninterest expenses totaled $26.7 million for the fourth quarter of 2018, up by $620 thousand, or 2%, from the third quarter of 2018. The linked quarter comparison of noninterest expenses was impacted by the following:

•	Included in other expenses were $833 thousand and $197 thousand, respectively, of write-down valuation adjustments on other real estate owned in the fourth quarter and third quarter of 2018.

•
In the fourth quarter of 2018, a reduction to noninterest expenses of $187 thousand was recognized, resulting from a nontaxable adjustment in the fair value of a contingent consideration liability that was initially recorded upon the completion of a 2015 acquisition.

•	In the third quarter of 2018, a one-time third-party vendor credit of $300 thousand was recognized as a reduction to outsourced services expense.

Washington Trust
January 28, 2019

Excluding the impact of the aforementioned items, noninterest expenses for the fourth quarter of 2018 decreased by $129 thousand on a linked quarter basis.

Income tax expense totaled $4.5 million for the fourth quarter of 2018, down by $218 thousand from the preceding quarter. The effective tax rate for the fourth quarter of 2018 was 21.0%, compared to 21.3% for the preceding quarter. Based on current federal and applicable state income tax statutes, the Corporation currently expects its 2019 effective tax rate to be approximately 21.5%.

Investment Securities
The securities portfolio totaled $938 million at December 31, 2018, up by $115 million from the balance at September 30, 2018. The increase reflected purchases of debt securities in the fourth quarter totaling $124 million, with a weighted average yield of 3.85%, as well as an increase in the fair value of available for sale securities. These increases were partially offset by routine principal pay-downs on mortgage-backed securities and a called debt security. Investment securities represented 19% of total assets at December 31, 2018, compared to 17% of total assets at September 30, 2018.

Loans
Total loans amounted to $3.7 billion at December 31, 2018, up by $124 million, or 3%, from the end of the third quarter. Total commercial loans surpassed $2.0 billion at the end of 2018, increasing by $116 million, or 6%, in the fourth quarter, reflecting growth in the commercial real estate portfolio. The residential real estate loan portfolio increased by $11 million, or 1%, from the balance at September 30, 2018, while total consumer loans declined by $3 million, or 1%, from the end of the third quarter.

Total loans rose by $306 million, or 9%, from the balance at the end of 2017, with growth of $190 million, or 10%, in the commercial loan portfolio and $133 million, or 11%, in the residential loan portfolio.

Deposits and Borrowings
Total deposits amounted to $3.5 billion at December 31, 2018, up by $110 million, or 3%, from the end of the preceding quarter. Excluding the balances of wholesale brokered time deposits, total in-market deposits were up by $76 million, or 3%, largely due to growth in promotional time certificates of deposit.

Total deposits were up by $281 million, or 9%, from the balance at the end of 2017. Excluding the balances of wholesale brokered time deposits, total in-market deposits were up by $202 million, or 7%, in 2018.

Federal Home Loan Bank advances amounted to $951 million at December 31, 2018, up by $122 million from the balance at September 30, 2018, to fund balance sheet growth.

Asset Quality
Total nonaccrual loans amounted to $11.7 million, or 0.32% of total loans, at December 31, 2018, compared to $10.8 million, or 0.30% of total loans, at September 30, 2018. Total past due loans amounted to $13.6 million, or 0.37% of total loans, at December 31, 2018, compared to $13.5 million, or 0.38% of total loans, at September 30, 2018.

A loan loss provision totaling $800 thousand was recognized in the fourth quarter of 2018, compared to a loan loss provision of

Washington Trust
January 28, 2019

$350 thousand recognized in the preceding quarter. These provisions were based on management's assessment of loss exposure, as well as loan loss allocations commensurate with growth and changes in the loan portfolio. Net charge-offs totaled $237 thousand in the fourth quarter compared to $15 thousand in the preceding quarter. The allowance for loan losses amounted to $27.1 million, or 0.74% of total loans, at December 31, 2018, compared to $26.5 million, or 0.75% of total loans, at September 30, 2018.

Capital and Dividends
Total shareholders' equity was $448 million at December 31, 2018, up by $20.3 million from September 30, 2018, including net income of $17.0 million, as well as an increase in the fair value of available for sale securities totaling $8.8 million and an increase of $2.4 million associated with the annual remeasurement of defined benefit pension plan obligations, both of which are net of tax and recognized in the accumulated other comprehensive income component of shareholders' equity. These increases were partially offset by $8.2 million in dividend declarations made in the quarter.

Capital levels at December 31, 2018 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 12.56% at December 31, 2018, compared to 12.77% at September 30, 2018. Book value per share amounted to $25.90 at December 31, 2018, compared to $24.75 at September 30, 2018.

The Board of Directors declared a quarterly dividend of 47 cents per share for the quarter ended December 31, 2018, an increase of 4 cents per share, or 9%, over the preceding quarter. The dividend was paid on January 11, 2019 to shareholders of record on January 2, 2019.

Conference Call
Washington Trust will host a conference call to discuss its fourth quarter results, business highlights and outlook on Tuesday, January 29, 2019 at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-877-407-9208. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-844-512-2921 and entering the Replay PIN Number 13686319; the audio replay will be available through February 8, 2019. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's web site, http://ir.washtrust.com, and will be available through March 31, 2019.

Washington Trust
January 28, 2019

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s web site at http://ir.washtrust.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements”. We may also make forward-looking statements in other documents we file with the SEC, in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: weakness in national, regional or international economic conditions or conditions affecting the banking or financial services industries or financial capital markets; volatility in national and international financial markets; reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits; reductions in the market value or outflows of wealth management assets under administration; changes in the value of securities and other assets; reductions in loan demand; changes in loan collectibility, default and charge-off rates; changes in the size and nature of our competition; changes in legislation or regulation and accounting principles, policies and guidelines; occurrences of cyberattacks, hacking and identity theft; natural disasters; and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Assets:
Cash and due from banks	$89,923	$72,934	$132,068	$85,680	$79,853
Short-term investments	3,552	2,917	2,624	2,322	3,070
Mortgage loans held for sale	20,996	22,571	35,207	19,269	26,943
Securities:
Available for sale, at fair value	927,810	812,647	776,693	787,842	780,954
Held to maturity, at amortized cost	10,415	10,863	11,412	11,973	12,541
Total securities	938,225	823,510	788,105	799,815	793,495
Federal Home Loan Bank stock, at cost	46,068	44,525	46,281	41,127	40,517
Loans:
Total loans	3,680,360	3,556,203	3,490,230	3,387,406	3,374,071
Less allowance for loan losses	27,072	26,509	26,174	25,864	26,488
Net loans	3,653,288	3,529,694	3,464,056	3,361,542	3,347,583
Premises and equipment, net	29,005	28,195	28,377	28,316	28,333
Investment in bank-owned life insurance	80,463	79,891	79,319	73,782	73,267
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	8,162	8,400	8,645	8,893	9,140
Other assets	77,175	94,126	88,651	81,671	63,740
Total assets	$5,010,766	$4,770,672	$4,737,242	$4,566,326	$4,529,850
Liabilities:
Deposits:
Noninterest-bearing deposits	$603,216	$611,829	$577,656	$601,478	$578,410
Interest-bearing deposits	2,920,832	2,802,519	2,743,955	2,654,956	2,664,297
Total deposits	3,524,048	3,414,348	3,321,611	3,256,434	3,242,707
Federal Home Loan Bank advances	950,722	828,392	901,053	808,677	791,356
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Other liabilities	65,131	77,342	70,326	65,453	59,822
Total liabilities	4,562,582	4,342,763	4,315,671	4,153,245	4,116,566
Shareholders’ Equity:
Common stock	1,081	1,081	1,080	1,079	1,077
Paid-in capital	119,888	119,220	118,883	118,172	117,961
Retained earnings	355,524	346,685	336,670	326,505	317,756
Accumulated other comprehensive loss	(28,309)	(39,077)	(35,062)	(32,675)	(23,510)
Total shareholders’ equity	448,184	427,909	421,571	413,081	413,284
Total liabilities and shareholders’ equity	$5,010,766	$4,770,672	$4,737,242	$4,566,326	$4,529,850

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars in thousands, except per share amounts)

	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017
Interest income:
Interest and fees on loans	$40,588	$38,877	$37,101	$34,578	$33,459	$151,144	$127,962
Taxable interest on securities	5,957	5,383	5,358	5,118	4,719	21,816	18,927
Nontaxable interest on securities	9	9	20	23	24	61	249
Dividends on Federal Home Loan Bank stock	669	634	550	516	481	2,369	1,774
Other interest income	294	261	257	205	217	1,017	674
Total interest and dividend income	47,517	45,164	43,286	40,440	38,900	176,407	149,586
Interest expense:
Deposits	7,953	6,546	5,254	4,422	4,136	24,175	15,064
Federal Home Loan Bank advances	5,446	4,937	4,707	3,983	3,708	19,073	14,377
Junior subordinated debentures	240	232	214	183	167	869	613
Other interest expense	—	—	—	—	—	—	1
Total interest expense	13,639	11,715	10,175	8,588	8,011	44,117	30,055
Net interest income	33,878	33,449	33,111	31,852	30,889	132,290	119,531
Provision for loan losses	800	350	400	—	200	1,550	2,600
Net interest income after provision for loan losses	33,078	33,099	32,711	31,852	30,689	130,740	116,931
Noninterest income:
Wealth management revenues	9,012	9,454	9,602	10,273	9,914	38,341	39,346
Mortgage banking revenues	1,978	2,624	2,941	2,838	3,097	10,381	11,392
Service charges on deposit accounts	977	885	903	863	946	3,628	3,672
Card interchange fees	977	983	961	847	904	3,768	3,502
Income from bank-owned life insurance	572	572	537	515	537	2,196	2,161
Loan related derivative income	1,374	278	668	141	470	2,461	3,214
Other income	273	419	381	266	342	1,339	1,522
Total noninterest income	15,163	15,215	15,993	15,743	16,210	62,114	64,809
Noninterest expense:
Salaries and employee benefits	16,918	17,283	17,304	17,772	17,194	69,277	68,891
Outsourced services	2,510	1,951	2,350	1,873	1,960	8,684	6,920
Net occupancy	1,946	2,013	1,930	2,002	1,859	7,891	7,521
Equipment	983	1,080	1,069	1,180	1,198	4,312	5,358
Legal, audit and professional fees	587	559	555	726	562	2,427	2,294
FDIC deposit insurance costs	376	410	422	404	389	1,612	1,647
Advertising and promotion	460	440	329	177	466	1,406	1,481
Amortization of intangibles	239	245	247	248	248	979	1,035
Change in fair value of contingent consideration	(187)	—	—	—	(333)	(187)	(643)
Other expenses	2,850	2,081	2,082	2,748	2,211	9,761	9,596
Total noninterest expense	26,682	26,062	26,288	27,130	25,754	106,162	104,100
Income before income taxes	21,559	22,252	22,416	20,465	21,145	86,692	77,640
Income tax expense	4,523	4,741	4,742	4,254	13,163	18,260	31,715
Net income	$17,036	$17,511	$17,674	$16,211	$7,982	$68,432	$45,925

Net income available to common shareholders	$17,004	$17,475	$17,636	$16,173	$7,958	$68,288	$45,817

Weighted average common shares outstanding:
Basic	17,297	17,283	17,272	17,234	17,223	17,272	17,207
Diluted	17,385	17,382	17,387	17,345	17,349	17,391	17,338
Earnings per common share:
Basic	$0.98	$1.01	$1.02	$0.94	$0.46	$3.95	$2.66
Diluted	$0.98	$1.01	$1.01	$0.93	$0.46	$3.93	$2.64

Cash dividends declared per share	$0.47	$0.43	$0.43	$0.43	$0.39	$1.76	$1.54

SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands, except per share amounts)

	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Share and Equity Related Data:
Book value per share	$25.90	$24.75	$24.40	$23.93	$23.99
Tangible book value per share - Non-GAAP (1)	$21.74	$20.57	$20.20	$19.71	$19.75
Market value per share	$47.53	$55.30	$58.10	$53.75	$53.25
Shares issued and outstanding at end of period	17,302	17,290	17,278	17,262	17,227

Capital Ratios (2):
Tier 1 risk-based capital	11.81%	12.00%	11.84%	11.78%	11.65%
Total risk-based capital	12.56%	12.77%	12.61%	12.56%	12.45%
Tier 1 leverage ratio	8.89%	8.91%	8.87%	8.84%	8.79%
Common equity tier 1	11.20%	11.37%	11.20%	11.13%	10.99%

Balance Sheet Ratios:
Equity to assets	8.94%	8.97%	8.90%	9.05%	9.12%
Tangible equity to tangible assets - Non-GAAP (1)	7.62%	7.57%	7.48%	7.57%	7.63%
Loans to deposits (3)	104.3%	104.0%	105.3%	103.8%	104.1%

						For the Twelve Months Ended
	For the Three Months Ended
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017
Performance Ratios (4):
Net interest margin (5)	2.95%	2.99%	3.05%	3.03%	2.95%	3.01%	2.93%
Return on average assets (net income divided by average assets)	1.40%	1.47%	1.53%	1.45%	0.71%	1.46%	1.04%
Return on average tangible assets - Non-GAAP (1)	1.42%	1.49%	1.56%	1.48%	0.72%	1.48%	1.06%
Return on average equity (net income available for common shareholders divided by average equity)	15.61%	16.26%	16.99%	15.96%	7.56%	16.20%	11.23%
Return on average tangible equity - Non-GAAP (1)	18.75%	19.59%	20.58%	19.40%	9.17%	19.57%	13.70%
Efficiency ratio (6)	54.4%	53.6%	53.5%	57.0%	54.7%	54.6%	56.5%

(1)	See the section labeled “SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures” at the end of this document.

(2)	Estimated for December 31, 2018 and actuals for the remaining periods.

(3)	Period-end balances of net loans and mortgage loans held for sale as a percentage of total deposits.

(4)	Annualized based on the actual number of days in the period.

(5)	Fully taxable equivalent (FTE) net interest income as a percentage of average-earnings assets.

(6)	Total noninterest expense as percentage of total revenues (net interest income and noninterest income).

SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)

	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017
Wealth Management Results
Wealth Management Revenues:
Asset-based revenues	$8,930	$9,322	$9,136	$9,955	$9,686	$37,343	$38,125
Transaction-based revenues	82	132	466	318	228	998	1,221
Total wealth management revenues	$9,012	$9,454	$9,602	$10,273	$9,914	$38,341	$39,346

Assets Under Administration (AUA):
Balance at beginning of period	$6,462,340	$6,220,155	$6,343,720	$6,714,637	$6,587,899	$6,714,637	$6,063,293
Net investment (depreciation) appreciation & income	(534,847)	232,245	133,450	(32,024)	163,681	(201,176)	817,577
Net client asset flows	(16,679)	9,940	(257,015)	(338,893)	(36,943)	(602,647)	(166,233)
Balance at end of period	$5,910,814	$6,462,340	$6,220,155	$6,343,720	$6,714,637	$5,910,814	$6,714,637

Percentage of AUA that are managed assets	90%	91%	92%	92%	93%	90%	93%

Mortgage Banking Results
Mortgage Banking Revenues:
Gains & commissions on loan sales, net (1)	$1,798	$2,485	$2,786	$2,679	$2,987	$9,748	$10,991
Residential mortgage servicing fee income, net	180	139	155	159	110	633	401
Total mortgage banking revenues	$1,978	$2,624	$2,941	$2,838	$3,097	$10,381	$11,392

Residential Mortgage Loan Originations:
Originations for retention in portfolio	$58,515	$80,751	$128,479	$67,840	$75,595	$335,585	$318,674
Originations for sale to secondary market (2)	96,792	119,832	122,693	87,720	143,834	427,037	533,878
Total mortgage loan originations	$155,307	$200,583	$251,172	$155,560	$219,429	$762,622	$852,552

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$16,577	$24,422	$24,367	$33,575	$39,769	$98,941	$129,358
Sold with servicing rights released (2)	81,985	107,694	81,054	63,265	105,416	333,998	407,514
Total mortgage loans sold	$98,562	$132,116	$105,421	$96,840	$145,185	$432,939	$536,872

(1)
Includes gains on loan sales, commissions on loans originated for others, servicing right gains, fair value adjustments on loans held for sale, and fair value adjustments and gains on forward loan commitments.

(2)	Also includes loans originated in a broker capacity.

END OF PERIOD LOAN AND DEPOSIT COMPOSITION
(Unaudited; Dollars in thousands)

	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Loans:
Commercial real estate (1)	$1,392,408	$1,240,350	$1,218,643	$1,217,278	$1,210,495
Commercial & industrial	620,704	656,882	632,029	603,830	612,334
Total commercial	2,013,112	1,897,232	1,850,672	1,821,108	1,822,829

Residential real estate (2)	1,360,387	1,349,340	1,327,418	1,249,890	1,227,248

Home equity	280,626	282,331	283,744	285,723	292,467
Other	26,235	27,300	28,396	30,685	31,527
Total consumer	306,861	309,631	312,140	316,408	323,994
Total loans	$3,680,360	$3,556,203	$3,490,230	$3,387,406	$3,374,071

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

(2)	Residential real estate loans consist of mortgage and homeowner construction loans secured by one- to four- family residential properties.

	December 31, 2018		December 31, 2017
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Rhode Island	$377,249	27%	$360,834	30%
Connecticut	570,116	41	461,230	38
Massachusetts	356,615	26	309,013	26
Subtotal	1,303,980	94	1,131,077	94
All other states	88,428	6	79,418	6
Total commercial real estate loans	$1,392,408	100%	$1,210,495	100%

Residential Real Estate Loans by Property Location:
Rhode Island	$352,141	26%	$343,340	28%
Connecticut	141,775	10	140,843	12
Massachusetts	849,435	63	726,712	59
Subtotal	1,343,351	99	1,210,895	99
All other states	17,036	1	16,353	1
Total residential real estate loans	$1,360,387	100%	$1,227,248	100%

	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Deposits:
Noninterest-bearing demand deposits	$603,216	$611,829	$577,656	$601,478	$578,410
Interest-bearing demand deposits	178,733	151,322	136,640	83,249	82,728
NOW accounts	466,568	468,578	481,905	470,112	466,605
Money market accounts	646,878	650,976	604,954	693,748	731,345
Savings accounts	373,545	372,425	375,983	376,608	368,524
Time deposits (in-market)	778,105	715,635	698,286	625,965	617,368
In-market deposits	3,047,045	2,970,765	2,875,424	2,851,160	2,844,980
Wholesale brokered time deposits	477,003	443,583	446,187	405,274	397,727
Total deposits	$3,524,048	$3,414,348	$3,321,611	$3,256,434	$3,242,707

CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Asset Quality Ratios:
Nonperforming assets to total assets	0.28%	0.29%	0.32%	0.30%	0.34%
Nonaccrual loans to total loans	0.32%	0.30%	0.34%	0.31%	0.45%
Total past due loans to total loans	0.37%	0.38%	0.48%	0.57%	0.59%
Allowance for loan losses to nonaccrual loans	231.25%	245.25%	222.85%	245.83%	174.14%
Allowance for loan losses to total loans	0.74%	0.75%	0.75%	0.76%	0.79%

Nonperforming Assets:
Commercial real estate	$925	$—	$—	$—	$4,954
Commercial & industrial	—	122	397	397	283
Total commercial	925	122	397	397	5,237
Residential real estate	9,346	9,063	10,206	9,340	9,414
Home equity	1,436	1,624	1,133	771	544
Other consumer	—	—	9	13	16
Total consumer	1,436	1,624	1,142	784	560
Total nonaccrual loans	11,707	10,809	11,745	10,521	15,211
Other real estate owned	2,142	2,974	3,206	3,206	131
Total nonperforming assets	$13,849	$13,783	$14,951	$13,727	$15,342

Past Due Loans (30 days or more past due):
Commercial real estate	$1,080	$931	$—	$—	$4,960
Commercial & industrial	—	142	2,851	3,295	4,076
Total commercial	1,080	1,073	2,851	3,295	9,036
Residential real estate	10,520	9,398	11,243	11,806	7,855
Home equity	1,989	2,939	2,585	4,235	3,141
Other consumer	33	109	16	22	43
Total consumer	2,022	3,048	2,601	4,257	3,184
Total past due loans	$13,622	$13,519	$16,695	$19,358	$20,075

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$8,613	$6,425	$8,575	$7,066	$11,788

CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)
	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017
Nonaccrual Loan Activity:
Balance at beginning of period	$10,809	$11,745	$10,521	$15,211	$18,511	$15,211	$22,058
Additions to nonaccrual status	2,918	2,179	2,457	1,210	462	8,764	6,515
Loans returned to accruing status	(1,500)	(361)	(475)	(344)	(1,316)	(2,680)	(4,052)
Loans charged-off	(298)	(96)	(103)	(690)	(1,047)	(1,187)	(2,462)
Loans transferred to other real estate owned	—	—	—	(3,074)	—	(3,074)	(576)
Payments, payoffs and other changes	(222)	(2,658)	(655)	(1,792)	(1,399)	(5,327)	(6,272)
Balance at end of period	$11,707	$10,809	$11,745	$10,521	$15,211	$11,707	$15,211

Allowance for Loan Losses:
Balance at beginning of period	$26,509	$26,174	$25,864	$26,488	$27,308	$26,488	$26,004
Provision charged to earnings	800	350	400	—	200	1,550	2,600
Charge-offs	(298)	(96)	(103)	(690)	(1,047)	(1,187)	(2,462)
Recoveries	61	81	13	66	27	221	346
Balance at end of period	$27,072	$26,509	$26,174	$25,864	$26,488	$27,072	$26,488

Net Loan Charge-Offs (Recoveries):
Commercial real estate	$—	$—	$—	$602	$932	$602	$1,785
Commercial & industrial	(13)	(70)	(3)	(23)	43	(109)	167
Total commercial	(13)	(70)	(3)	579	975	493	1,952
Residential real estate	156	68	5	—	32	229	35
Home equity	65	(2)	73	28	(2)	164	46
Other consumer	29	19	15	17	15	80	83
Total consumer	94	17	88	45	13	244	129
Total	$237	$15	$90	$624	$1,020	$966	$2,116

Net charge-offs to average loans (annualized)	0.03%	—%	0.01%	0.07%	0.12%	0.03%	0.06%

The following table presents average balance and interest rate information. Tax-exempt income is converted to a FTE basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities and fair value adjustments on mortgage loans held for sale are excluded from the average balance and yield calculations. Nonaccrual and renegotiated loans, as well as interest recognized on these loans are included in amounts presented for loans. Certain previously reported amounts have been reclassified to conform to current year's presentation.

CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)

For the Three Months Ended	December 31, 2018			September 30, 2018			Quarter Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$51,584	$294	2.26%	$52,218	$261	1.98%	($634)	$33	0.28%
Mortgage loans held for sale	24,178	289	4.74	34,571	384	4.41	(10,393)	(95)	0.33
Taxable debt securities	877,186	5,957	2.69	825,302	5,383	2.59	51,884	574	0.10
Nontaxable debt securities	935	12	5.09	935	11	4.67	—	1	0.42
Total securities	878,121	5,969	2.70	826,237	5,394	2.59	51,884	575	0.11
FHLB stock	44,662	669	5.94	45,181	634	5.57	(519)	35	0.37
Commercial real estate	1,309,957	15,500	4.69	1,233,230	13,931	4.48	76,727	1,569	0.21
Commercial & industrial	636,156	7,732	4.82	642,005	7,720	4.77	(5,849)	12	0.05
Total commercial	1,946,113	23,232	4.74	1,875,235	21,651	4.58	70,878	1,581	0.16
Residential real estate	1,348,993	13,516	3.98	1,331,304	13,362	3.98	17,689	154	—
Home equity	280,085	3,553	5.03	284,080	3,469	4.84	(3,995)	84	0.19
Other	26,679	329	4.89	27,635	344	4.94	(956)	(15)	(0.05)
Total consumer	306,764	3,882	5.02	311,715	3,813	4.85	(4,951)	69	0.17
Total loans	3,601,870	40,630	4.48	3,518,254	38,826	4.38	83,616	1,804	0.10
Total interest-earning assets	4,600,415	47,851	4.13	4,476,461	45,499	4.03	123,954	2,352	0.10
Noninterest-earning assets	239,743			248,437			(8,694)
Total assets	$4,840,158			$4,724,898			$115,260
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$148,840	$636	1.70%	$134,632	$465	1.37%	$14,208	$171	0.33%
NOW accounts	455,052	207	0.18	458,143	104	0.09	(3,091)	103	0.09
Money market accounts	649,535	1,449	0.89	631,570	1,104	0.69	17,965	345	0.20
Savings accounts	369,787	60	0.06	375,528	60	0.06	(5,741)	—	—
Time deposits (in-market)	749,025	3,318	1.76	706,726	2,806	1.58	42,299	512	0.18
Total interest-bearing in-market deposits	2,372,239	5,670	0.95	2,306,599	4,539	0.78	65,640	1,131	0.17
Wholesale brokered time deposits	450,336	2,283	2.01	438,604	2,007	1.82	11,732	276	0.19
Total interest-bearing deposits	2,822,575	7,953	1.12	2,745,203	6,546	0.95	77,372	1,407	0.17
FHLB advances	878,250	5,446	2.46	852,904	4,937	2.30	25,346	509	0.16
Junior subordinated debentures	22,681	240	4.20	22,681	232	4.06	—	8	0.14
Total interest-bearing liabilities	3,723,506	13,639	1.45	3,620,788	11,715	1.28	102,718	1,924	0.17
Noninterest-bearing demand deposits	615,392			612,597			2,795
Other liabilities	69,217			65,207			4,010
Shareholders' equity	432,043			426,306			5,737
Total liabilities and shareholders' equity	$4,840,158			$4,724,898			$115,260
Net interest income (FTE)		$34,212			$33,784			$428
Interest rate spread			2.68%			2.75%			(0.07)%
Net interest margin			2.95%			2.99%			(0.04)%
Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Dec 31, 2018	Sep 30, 2018	Quarter Change
Commercial loans	$331	$333	($2)
Nontaxable debt securities	3	2	1
Total	$334	$335	($1)

CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)

For the Twelve Months Ended	December 31, 2018			December 31, 2017			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$53,264	$1,017	1.91%	$60,033	$674	1.12%	($6,769)	$343	0.79%
Mortgage loans for sale	28,360	1,212	4.27	26,208	1,022	3.90	2,152	190	0.37
Taxable debt securities	832,374	21,816	2.62	759,304	18,927	2.49	73,070	2,889	0.13
Nontaxable debt securities	1,540	78	5.06	6,347	384	6.05	(4,807)	(306)	(0.99)
Total securities	833,914	21,894	2.63	765,651	19,311	2.52	68,263	2,583	0.11
FHLB stock	43,530	2,369	5.44	43,256	1,774	4.10	274	595	1.34
Commercial real estate	1,247,068	55,239	4.43	1,187,631	44,666	3.76	59,437	10,573	0.67
Commercial & industrial	627,485	29,845	4.76	584,647	26,347	4.51	42,838	3,498	0.25
Total commercial	1,874,553	85,084	4.54	1,772,278	71,013	4.01	102,275	14,071	0.53
Residential real estate	1,296,389	51,233	3.95	1,162,161	44,202	3.80	134,228	7,031	0.15
Home equity	283,868	13,461	4.74	296,285	12,280	4.14	(12,417)	1,181	0.60
Other	28,661	1,402	4.89	34,498	1,667	4.83	(5,837)	(265)	0.06
Total consumer	312,529	14,863	4.76	330,783	13,947	4.22	(18,254)	916	0.54
Total loans	3,483,471	151,180	4.34	3,265,222	129,162	3.96	218,249	22,018	0.38
Total interest-earning assets	4,442,539	177,672	4.00	4,160,370	151,943	3.65	282,169	25,729	0.35
Noninterest-earning assets	239,327			238,636			691
Total assets	$4,681,866			$4,399,006			$282,860
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$112,792	$1,231	1.09%	$55,534	$62	0.11%	$57,258	$1,169	0.98%
NOW accounts	455,823	422	0.09	437,277	218	0.05	18,546	204	0.04
Money market accounts	665,690	4,393	0.66	722,590	2,688	0.37	(56,900)	1,705	0.29
Savings accounts	372,269	233	0.06	364,255	221	0.06	8,014	12	—
Time deposits (in-market)	684,571	10,208	1.49	571,733	6,208	1.09	112,838	4,000	0.40
Total interest-bearing in-market deposits	2,291,145	16,487	0.72	2,151,389	9,397	0.44	139,756	7,090	0.28
Wholesale brokered time deposits	432,205	7,688	1.78	392,894	5,667	1.44	39,311	2,021	0.34
Total interest-bearing deposits	2,723,350	24,175	0.89	2,544,283	15,064	0.59	179,067	9,111	0.30
FHLB advances	854,398	19,073	2.23	817,784	14,377	1.76	36,614	4,696	0.47
Junior subordinated debentures	22,681	869	3.83	22,681	613	2.70	—	256	1.13
Other	—	—	—	10	1	10.00	(10)	(1)	(10.00)
Total interest-bearing liabilities	3,600,429	44,117	1.23	3,384,758	30,055	0.89	215,671	14,062	0.34
Noninterest-bearing demand deposits	596,829			555,548			41,281
Other liabilities	63,102			50,684			12,418
Shareholders' equity	421,506			408,016			13,490
Total liabilities and shareholders' equity	$4,681,866			$4,399,006			$282,860
Net interest income (FTE)		$133,555			$121,888			$11,667
Interest rate spread			2.77%			2.76%			0.01%
Net interest margin			3.01%			2.93%			0.08%
Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Twelve Months Ended	Dec 31, 2018	Dec 31, 2017	Change
Commercial loans	$1,248	$2,222	($974)
Nontaxable debt securities	17	135	(118)
Total	$1,265	$2,357	($1,092)

SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Tangible Book Value per Share:
Total shareholders' equity, as reported	$448,184	$427,909	$421,571	$413,081	$413,284
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	8,162	8,400	8,645	8,893	9,140
Total tangible shareholders' equity	$376,113	$355,600	$349,017	$340,279	$340,235

Shares outstanding, as reported	17,302	17,290	17,278	17,262	17,227

Book value per share - GAAP	$25.90	$24.75	$24.40	$23.93	$23.99
Tangible book value per share - Non-GAAP	$21.74	$20.57	$20.20	$19.71	$19.75

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$376,113	$355,600	$349,017	$340,279	$340,235

Total assets, as reported	$5,010,766	$4,770,672	$4,737,242	$4,566,326	$4,529,850
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	8,162	8,400	8,645	8,893	9,140
Total tangible assets	$4,938,695	$4,698,363	$4,664,688	$4,493,524	$4,456,801

Equity to assets - GAAP	8.94%	8.97%	8.90%	9.05%	9.12%
Tangible equity to tangible assets - Non-GAAP	7.62%	7.57%	7.48%	7.57%	7.63%

	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017
Return on Average Tangible Assets:
Net income, as reported	$17,036	$17,511	$17,674	$16,211	$7,982	$68,432	$45,925

Total average assets, as reported	$4,840,158	$4,724,898	$4,628,816	$4,529,708	$4,473,340	$4,681,866	$4,399,006
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,983
Identifiable intangible assets, net	8,278	8,519	8,766	9,014	9,261	8,642	9,639
Total average tangible assets	$4,767,971	$4,652,470	$4,556,141	$4,456,785	$4,400,170	$4,609,315	$4,325,384

Return on average assets - GAAP	1.40%	1.47%	1.53%	1.45%	0.71%	1.46%	1.04%
Return on average tangible assets - Non-GAAP	1.42%	1.49%	1.56%	1.48%	0.72%	1.48%	1.06%

Return on Average Tangible Equity:
Net income available to common shareholders, as reported	$17,004	$17,475	$17,636	$16,173	$7,958	$68,288	$45,817

Total average equity, as reported	$432,043	$426,306	$416,433	$410,955	$417,568	$421,506	$408,016
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,983
Identifiable intangible assets, net	8,278	8,519	8,766	9,014	9,261	8,642	9,639
Total average tangible equity	$359,856	$353,878	$343,758	$338,032	$344,398	$348,955	$334,394

Return on average equity - GAAP	15.61%	16.26%	16.99%	15.96%	7.56%	16.20%	11.23%
Return on average tangible equity - Non-GAAP	18.75%	19.59%	20.58%	19.40%	9.17%	19.57%	13.70%